Exhibit 99.1

January 24, 2024

Simmons First National Corporation Reports Fourth Quarter 2023 Results

Board of Directors authorizes new $175 million share repurchase program and approves a 5 percent increase in the quarterly cash dividend

Bob Fehlman, Simmons’ Chief Executive Officer, commented on fourth quarter 2023 results:

Overall, we were encouraged by the underlying trends experienced during the quarter, as well as the strategic decision we made to selectively sell certain lower yielding bonds in our securities portfolio given advantageous market conditions. Both net interest income and net interest margin were up on a linked quarter basis, reflecting our focus on maintaining strong loan and deposit pricing discipline. Equally important, deposit growth was driven by an increase in customer deposits – primarily money market and savings accounts.

A strong risk profile has always been a key attribute of Simmons and our results for the quarter continue to bear this out. Net charge-offs for the quarter were 11 basis points and our allowance for credit losses on loans to total loans ended the quarter at 1.34 percent as provision expense exceeded net charge-offs. Expense growth, other than the impact of a FDIC special assessment, was also well contained and reflected the success of our Better Bank Initiative.

As we enter 2024 against a backdrop of economic uncertainty, we believe certain strategic actions we have taken this past year position us well to take advantage of opportunities and meet the challenges ahead.

FINANCIAL HIGHLIGHTS	4Q23	3Q23	4Q22	4Q 23 Highlights
BALANCE SHEET (in millions)

Comparisons reflect 4Q23 vs 3Q23

•  Net income of $23.9 million and diluted EPS of $0.19

•  Adjusted earnings[1] of $50.2 million and adjusted diluted EPS[1] of $0.40

•  Net interest income up 1%; Net interest margin 2.68%, up 7 bps

•  Total revenue of $177.6 million; Adjusted total revenue[1] of $197.8 million. PPNR[1] of $29.5 million; Adjusted PPNR[1] of $65.1 million

•  NCO 11 bps in 4Q23; NCO 12 bps for the full-year 2023

•  Provision for credit losses on loans exceeded net charge-offs in the quarter by $6.7 million

•  ACL ratio ends the quarter at 1.34%; NPA to total assets ratio at 0.33%, relatively unchanged

•  Sold $241 million of AFS securities; Proceeds used to paydown higher rate wholesale funding; Earn back period estimated at ~2.5 years

•  Book value per share up 4% and TBVPS[1] up 8%

•  EA ratio 12.53%; TCE ratio[1] up 62 bps to 7.69%

Total loans	$16,846	$16,772	$16,142
Total investment securities	6,878	7,101	7,613
Total deposits	22,245	22,231	22,548
Total assets	27,346	27,564	27,461
Total shareholders’ equity	3,426	3,286	3,269
ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.11%	0.28%	0.13%
Nonperforming loan ratio	0.50	0.49	0.37
Nonperforming assets to total assets	0.33	0.32	0.23
Allowance for credit losses to total loans	1.34	1.30	1.22
Nonperforming loan coverage ratio	267	267	334
PERFORMANCE MEASURES (in millions)
Total revenue	$177.6	$196.2	$237.7
Adjusted total revenue[1]	197.8	196.2	233.7
Pre-provision net revenue[1] (PPNR)	29.5	64.2	95.1
Adjusted pre-provision net revenue[1]	65.1	66.3	92.2
Provision for credit losses	10.0	7.7	-
PER SHARE DATA
Diluted earnings	$0.19	$0.37	$0.65
Adjusted diluted earnings[1]	0.40	0.39	0.64
Book value	27.37	26.26	25.73
Tangible book value[1] (TBVPS)	15.92	14.77	14.33
CAPITAL RATIOS
Equity to assets (EA ratio)	12.53%	11.92%	11.91%
Tangible common equity (TCE) ratio[1]	7.69	7.07	7.00
Common equity tier 1 (CET1) ratio	12.11	12.02	11.90
Total risk-based capital ratio	14.39	14.27	14.22
LIQUIDITY ($ in millions)
Loan to deposit ratio	75.73%	75.44%	71.59%
Borrowed funds to total liabilities	5.88	7.37	5.73
Uninsured, non-collateralized deposits (UCD)	$4,753	$4,631	$5,626
Additional liquidity sources	11,216	11,447	10,604
Coverage ratio of UCD	2.4x	2.5x	1.9x

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $23.9 million for the fourth quarter of 2023, compared to $47.2 million in the third quarter of 2023 and $83.3 million in the fourth quarter of 2022. Diluted earnings per share were $0.19 for the fourth quarter of 2023, compared to $0.37 per share in the third quarter of 2023 and $0.65 per share in the fourth quarter of 2022. Adjusted earnings1 for the fourth quarter of 2023 were $50.2 million, compared to $48.8 million in the third quarter of 2023 and $81.1 million in the fourth quarter of 2022. Adjusted diluted earnings per share1 for the fourth quarter of 2023 were $0.40, compared to $0.39 in the third quarter of 2023 and $0.64 in the fourth quarter of 2022.

During the fourth quarter of 2023, we executed a strategic decision to sell approximately $241 million of low yield available-for-sale (AFS) investment securities, resulting in a pre-tax loss of approximately $20.2 million. The proceeds from the sale were used to pay off higher rate wholesale fundings, including both brokered deposits and FHLB advances. The earn back period of this initiative is estimated at approximately 2.5 years. In addition, during the quarter we also recorded $10.5 million of noninterest expense for a FDIC special assessment levied to support the Deposit Insurance Fund following the failure of certain banks in 2023. The table below summarizes the impact of these items, along with the impact of other items, consisting primarily of branch right sizing and early retirement program, and they are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted EPS

$ in millions, except per share data	Q4 23	Q3 23	Q4 22

Net income	$23.9	$47.2	$83.3

Loss on sale of AFS investment securities	20.2	-	0.1
FDIC special assessment	10.5	-	-
Branch right sizing, net	3.9	0.5	1.1
Early retirement program	1.0	1.6	-
Gain on insurance settlement	-	-	(4.1)

Total pre-tax impact	35.6	2.1	(2.9)
Tax effect[2]	(9.3)	(0.5)	0.7

Total impact on earnings	26.3	1.6	(2.2)

Adjusted earnings[1]	$50.2	$48.8	$81.1

Diluted EPS	$0.19	$0.37	$0.65

Loss on sale of AFS investment securities	0.16	-	-
FDIC special assessment	0.08	-	-
Branch right sizing, net	0.03	0.01	0.01
Early retirement program	0.01	0.01	-
Gain on insurance settlement	-	-	(0.03)

Total pre-tax impact	0.28	0.02	(0.02)
Tax effect[2]	(0.07)	—	0.01

Total impact on earnings	0.21	0.02	(0.01)

Adjusted Diluted EPS[1]	$0.40	$0.39	$0.64

Net Interest Income

Net interest income for the fourth quarter of 2023 totaled $155.6 million, compared to $153.4 million in the third quarter of 2023 and $193.0 million in the fourth quarter of 2022. Interest income totaled $323.5 million in the fourth quarter of 2023, up $13.2 million on a linked quarter basis. Interest expense totaled $167.9 million in the fourth quarter of 2023, up $11.0 million on a linked quarter basis. The increase in net interest income was primarily due to a $5.6 million increase in interest income on loans, coupled with an $8.1 million increase in interest income on investment securities, offset in part by a $10.7 million increase in interest expense associated with interest bearing deposits. Included in net interest income is accretion recognized on assets acquired, which totaled $1.8 million in the fourth quarter of 2023, $2.1 million in the third quarter of 2023 and $4.5 million in the fourth quarter of 2022.

The yield on loans on a fully taxable equivalent (FTE) basis for the fourth quarter of 2023 was 6.20 percent, compared to 6.08 percent in the third quarter of 2023 and 5.40 percent in the fourth quarter of 2022. The yield on investment securities on an FTE basis for the fourth quarter of 2023 was 3.67 percent, compared to 3.08 percent in the third quarter of 2023 and 2.68 percent in the fourth quarter of 2022. Costs of deposits for the fourth quarter of 2023 was 2.58 percent, compared to 2.37 percent in the third quarter of 2023 and 1.02 percent in the fourth quarter of 2022. The net interest margin on an FTE basis for the fourth quarter of 2023 was 2.68 percent, compared to 2.61 percent in the third quarter of 2023 and 3.31 percent in the fourth quarter of 2022.

Select Yield/Rates	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22
Loan yield (FTE)[2]	6.20%	6.08%	5.89%	5.67%	5.40%
Investment securities yield (FTE)[2]	3.67	3.08	2.91	2.92	2.68
Cost of interest bearing deposits	3.31	3.06	2.57	2.10	1.41
Cost of deposits	2.58	2.37	1.96	1.58	1.02
Cost of borrowed funds	5.79	5.60	5.31	4.29	3.92
Net interest spread (FTE)[2]	1.93	1.87	2.10	2.52	2.87
Net interest margin (FTE)[2]	2.68	2.61	2.76	3.09	3.31

Noninterest Income

Noninterest income for the fourth quarter of 2023 was $22.0 million, compared to $42.8 million in the third quarter of 2023 and $44.6 million in the fourth quarter of 2022. Included in the fourth quarter of 2023 was a $20.2 million loss on the strategic sale of AFS investment securities. Excluding this item, adjusted noninterest income1 was $42.2 million in the fourth quarter of 2023, compared to $42.8 million in the third quarter of 2023. Adjusted noninterest income1 for the fourth quarter of 2022 was $40.6 million.

Noninterest Income $ in millions	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22

Service charges on deposit accounts	$12.8	$12.4	$12.9	$12.4	11.9
Wealth management fees	7.7	7.7	7.4	7.4	8.2
Debit and credit card fees	7.8	7.7	8.0	8.0	7.8
Mortgage lending income	1.6	2.2	2.4	1.6	1.1
Other service charges and fees	2.3	2.2	2.3	2.3	2.0
Bank owned life insurance	3.1	3.1	2.6	3.0	3.0
Gain (loss) on sale of securities	(20.2)	-	(0.4)	-	(0.1)
Gain on insurance settlement	-	-	-	-	4.1
Other income	6.9	7.4	9.8	11.3	6.6

Total noninterest income	$22.0	$42.8	$45.0	$45.8	$44.6

Adjusted noninterest income[1]	$42.2	$42.8	$45.4	$45.8	$40.6

Noninterest Expense

Noninterest expense for the fourth quarter of 2023 was $148.1 million, compared to $132.0 million in the third quarter of 2023 and $142.6 million in the fourth quarter of 2022. Included in noninterest expense are certain items consisting primarily of early retirement program, branch right sizing and merger related costs, as well as a FDIC special assessment recorded in the fourth quarter of 2023. These items totaled $15.4 million in the fourth quarter of 2023, $2.1 million in the third quarter of 2023 and $1.1 million in the fourth quarter of 2022. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $132.7 million in the fourth quarter of 2023, $129.9 million in the third quarter of 2023 and $141.4 million in the fourth quarter of 2022. The increase in noninterest expense on a linked quarter basis was primarily the result of the FDIC special assessment, branch right sizing and early retirement program costs. The increase in adjusted noninterest expense1 on a linked quarter basis was primarily due to sundry items included in other operating expenses.

Provision for income taxes for the fourth quarter of 2023 was $(4.5) million, compared to $9.2 million in the third quarter of 2023 and $11.8 million in the fourth quarter of 2022. Provision for income taxes in the fourth quarter of 2023 reflected an effective tax rate adjustment based on the level of taxable income primarily due to the FDIC special assessment and loss on sale of securities.

Noninterest Expense

$ in millions	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22

Salaries and employee benefits	$67.0	$67.4	$74.7	$77.0	$73.0
Occupancy expense, net	11.7	12.0	11.4	11.6	11.6
Furniture and equipment	5.4	5.1	5.1	5.1	5.4
Deposit insurance	4.7	4.7	5.2	4.9	3.7
Other real estate and foreclosure expense	0.2	0.2	0.3	0.2	0.4
Merger related costs	-	-	-	1.4	-
FDIC special assessment	10.5	-	-	-	-
Other operating expenses	48.6	42.6	42.9	43.1	48.5

Total noninterest expense	$148.1	$132.0	$139.7	$143.2	$142.6

Adjusted salaries and employee benefits[1]	$66.0	$65.8	$71.1	$77.0	$73.0
Adjusted other operating expenses[1]	44.9	42.1	43.0	42.3	47.5
Adjusted noninterest expense[1]	132.7	129.9	136.0	140.9	141.4
Efficiency ratio	80.46%	65.11%	65.18%	62.28%	58.33%
Adjusted efficiency ratio[1]	62.91	61.94	61.29	59.38	56.97
Full-time equivalent employees	3,007	3,005	3,066	3,189	3,236

Loans and Unfunded Loan Commitments

Total loans at the end of the fourth quarter of 2023 were $16.8 billion, up $704 million, or 4 percent, compared to $16.1 billion at the end of the fourth quarter of 2022. Total loans on a linked quarter basis increased $74 million, reflecting moderating demand, as well as our focus on maintaining disciplined pricing strategies and our conservative underwriting standards given projections surrounding near-term future economic activity and conditions. Unfunded commitments at the end of the fourth quarter of 2023 were $3.9 billion, compared to $4.0 billion at the end of the third quarter of 2023 and $5.0 billion at the end of the fourth quarter of 2022. At the same time, our commercial loan pipeline experienced measured growth for the second consecutive quarter. Commercial loans ready to close at the end of the fourth quarter of 2023 were $416 million, and the rate on ready to close commercial loans was 8.44 percent.

Loans and Unfunded Commitments $ in millions	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22

Total loans	$16,846	$16,772	$16,834	$16,555	$16,142
Unfunded loan commitments	3,880	4,049	4,443	4,725	5,000

Deposits

Total deposits at the end of the fourth quarter of 2023 were $22.2 billion, compared to $22.5 billion at the end of the fourth quarter of 2022. On a linked quarter basis, total deposits were up slightly, driven by increased levels of interest bearing transaction accounts (interest bearing checking, money market and savings accounts) and time deposits, offset primarily by a decrease in brokered deposits. Noninterest bearing deposits totaled $4.8 billion, compared to $5.0 billion at the end of the third quarter of 2023. Interest bearing transaction accounts totaled $10.3 billion at the end of the fourth quarter of 2023, compared to $9.9 billion at the end of the third quarter of 2023. Time deposits totaled $4.3 billion, compared to $4.1 billion at the end of the third quarter of 2023. Brokered deposits totaled $2.9 billion at the end of the fourth quarter of 2023, compared to $3.3 billion at the end of the third quarter of 2023. The loan-to-deposit ratio at the end of the fourth quarter of 2023 was 76 percent, compared to 75 percent at the end of the third quarter of 2023 and 72 percent at the end of the fourth quarter of 2022.

Deposits $ in millions	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22

Noninterest bearing deposits	$4,801	$4,991	$5,265	$5,489	$6,017
Interest bearing transaction accounts	10,277	9,875	10,203	10,625	10,936
Time deposits	4,266	4,103	3,784	3,385	2,849
Brokered deposits	2,901	3,262	3,237	2,953	2,746

Total deposits	$22,245	$22,231	$22,489	$22,452	$22,548

Noninterest bearing deposits to total deposits	22%	22%	23%	24%	27%
Total loans to total deposits	76	75	75	74	72

Asset Quality

Total nonperforming loans at the end of the fourth quarter of 2023 were $84.5 million, compared to $81.9 million at the end of the third quarter of 2023 and $58.9 million at the end of the fourth quarter of 2022. Total nonperforming assets as a percentage of total assets were 0.33 percent at the end of the fourth quarter of 2023, compared to 0.32 percent at the end of the third quarter of 2023 and 0.23 percent at the end of the fourth quarter of 2022. Activity in the quarter included the remaining $6.7 million payoff of a commercial credit originally totaling approximately $9.6 million that was placed on nonaccrual status during the second quarter of 2023, thus resulting in no loss of principal or interest to the company. Net charge-offs as a percentage of average loans for the fourth quarter of 2023 were 11 basis points, compared to 28 basis points in the third quarter of 2023 and 13 basis points in the fourth quarter of 2022. For the full-year of 2023, net charge-offs as a percentage of average loans were 12 basis points, compared to 9 basis points for the full-year of 2022.

Provision for credit losses totaled $10.0 million in the fourth quarter of 2023, compared to $7.7 million in the third quarter of 2023 and less than $1.0 million in the fourth quarter of 2022. Included in provision for credit losses was the recapture of provision expense related to investment securities totaling $1.2 million in both the third quarter and fourth quarter of 2023. The increase in provision for credit losses on a linked quarter and year-over-year basis reflected in part increased activity in the loan portfolio, as well as changes in macroeconomic conditions and variables. The allowance for credit losses at the end of the fourth quarter of 2023 was $225.2 million, compared to $218.5 million at the end of the third quarter of 2023 and $197.0 million at the end of the fourth quarter of 2022. The allowance for credit losses as a percentage of total loans at the end of the fourth quarter of 2023 was 1.34 percent, compared to 1.30 percent at the end of the third quarter of 2023 and 1.22 percent at the end of the fourth quarter of 2022. The nonperforming loan coverage ratio ended the quarter at 267 percent, and the reserve for unfunded commitments totaled $25.6 million, both unchanged from third quarter 2023 levels.

Asset Quality $ in millions	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22

Allowance for credit losses on loans to total loans	1.34%	1.30%	1.25%	1.25%	1.22%
Allowance for credit losses on loans to nonperforming loans	267	267	292	324	334
Nonperforming loans to total loans	0.50	0.49	0.43	0.38	0.37
Net charge-off ratio (annualized)	0.11	0.28	0.04	0.03	0.13
Net charge-off ratio YTD (annualized)	0.12	0.12	0.04	0.03	0.09
Total nonperforming loans	$84.5	$81.9	$72.0	$63.7	$58.9
Total other nonperforming assets	5.8	5.2	4.9	7.7	3.6

Total nonperforming assets	$90.3	$87.1	$76.9	$71.4	$62.5

Reserve for unfunded commitments	$25.6	$25.6	$36.9	$41.9	$41.9

Capital

Total common stockholders’ equity at the end of the fourth quarter of 2023 was $3.4 billion, compared to $3.3 billion at the end of both the third quarter of 2023 and the fourth quarter of 2022. Book value per share at the end of the fourth quarter of 2023 was $27.37, an increase of $1.11, or 4 percent, compared to $26.26 at the end of the third quarter of 2023 and an increase of $1.64, or 6 percent, compared to $25.73 at the end of the fourth quarter of 2022. Tangible book value per share1 at the end of the fourth quarter of 2023 was $15.92, an increase of $1.15, or 8 percent, compared to $14.77 at the end of the third quarter of 2023 and an increase of $1.59, or 11 percent, compared to $14.33 at the end of the fourth quarter of 2022.

Stockholders’ equity as a percentage of total assets at December 31, 2023, was 12.5 percent, compared to 11.9 percent at September 30, 2023 and at December 31, 2022. Tangible common equity as a percentage of tangible assets1 was 7.7 percent at December 31, 2023, compared to 7.1 percent at September 30, 2023, and 7.0 percent at December 31, 2022. Simmons continued to maintain a strong regulatory capital position with all regulatory capital ratios significantly exceeding “well capitalized” guidelines.

Share Repurchase Program and Cash Dividend

As a result of the Company’s strong capital position and ability to organically generate capital, the Company’s board of directors declared a quarterly cash dividend on the Company’s Class A common stock of $0.21 per share, which is payable on April 1, 2024, to shareholders of record as of March 15, 2024. The cash dividend rate represents an increase of $0.01 per share, or 5 percent, from the dividend paid for the same time period last year.

During the fourth quarter of 2023, Simmons did not repurchase any shares of its Class A common stock under its 2022 stock repurchase program (2022 Program). With the 2022 Program set to terminate on January 31, 2024, the Company also announced today that its Board of Directors has authorized a new stock repurchase program (New Program) under which the Company may repurchase up to $175,000,000 of its Class A common stock currently issued and outstanding. The New Program replaces the 2022 Program.

Under the New Program, the Company may repurchase shares of its common stock through open market and privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the New Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Company’s common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The New Program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice. The Company anticipates funding for the New Program to come from available sources of liquidity, including cash on hand and future cash flow. The New Program will terminate on January 31, 2026 (unless terminated sooner).

Select Capital Ratios	Q4 23	Q3 23	Q2 23	Q1 23	Q4 22

Stockholders’ equity to total assets	12.5%	11.9%	12.0%	12.1%	11.9%
Tangible common equity to tangible assets[1]	7.7	7.1	7.2	7.3	7.0
Common equity tier 1 (CET1) ratio	12.1	12.0	11.9	11.9	11.9
Tier 1 leverage ratio	9.4	9.3	9.2	9.2	9.3
Tier 1 risk-based capital ratio	12.1	12.0	11.9	11.9	11.9
Total risk-based capital ratio	14.4	14.3	14.2	14.5	14.2

(1)    Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below

(2)    FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Wednesday, January 24, 2024. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10185194. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 115 consecutive years. Its principal subsidiary, Simmons Bank, operates 234 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2023, Simmons Bank was recognized by Forbes as one of America’s Best Midsize Employers and among the World’s Best Banks for the fourth consecutive year. In 2022, Simmons Bank was named to Forbes’ list of “America’s Best Banks” for the second consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right-sizing initiatives, loss on redemption of trust preferred securities, gain on sale of intellectual property, FDIC special assessment charges and gain/loss on the sale of AFS investment securities. The Company has updated its calculation of certain non-GAAP financial measures to exclude the impact of gains or losses on the sale of AFS investment securities in light of the impact of the Company’s strategic AFS investment securities transactions during the fourth quarter of 2023 and has presented past periods on a comparable basis.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote and estimated earn back periods, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the estimated cost savings associated with the Company’s Better Bank Initiative, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (SVB), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); increased inflation; the loss of key employees; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-

looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2022, the Company’s Form 10-Q for the quarterly period ended March 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$345,258	$181,822	$181,268	$199,316	$200,616
Interest bearing balances due from banks and federal funds sold	268,834	423,826	564,644	325,135	481,506

Cash and cash equivalents	614,092	605,648	745,912	524,451	682,122
Interest bearing balances due from banks - time	100	100	545	795	795
Investment securities - held-to-maturity	3,726,288	3,742,292	3,756,754	3,765,483	3,759,706
Investment securities - available-for-sale	3,152,153	3,358,421	3,579,758	3,755,956	3,852,854
Mortgage loans held for sale	9,373	11,690	10,342	4,244	3,486
Loans:
Loans	16,845,670	16,771,888	16,833,653	16,555,098	16,142,124
Allowance for credit losses on loans	(225,231)	(218,547)	(209,966)	(206,557)	(196,955)

Net loans	16,620,439	16,553,341	16,623,687	16,348,541	15,945,169
Premises and equipment	570,678	567,167	562,025	564,497	548,741
Foreclosed assets and other real estate owned	4,073	3,809	3,909	2,721	2,887
Interest receivable	122,430	110,361	103,431	98,775	102,892
Bank owned life insurance	500,559	497,465	494,370	493,191	491,340
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,319,598
Other intangible assets	112,645	116,660	120,758	124,854	128,951
Other assets	592,045	676,572	636,833	579,139	622,520

Total assets	$27,345,674	$27,564,325	$27,959,123	$27,583,446	$27,461,061

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,800,880	$4,991,034	$5,264,962	$5,489,434	$6,016,651
Interest bearing transaction accounts and savings deposits	10,997,425	10,571,807	10,866,078	11,283,584	11,762,885
Time deposits	6,446,673	6,668,370	6,357,682	5,678,757	4,768,558

Total deposits	22,244,978	22,231,211	22,488,722	22,451,775	22,548,094
Federal funds purchased and securities sold under agreements to repurchase	67,969	74,482	102,586	142,862	160,403
Other borrowings	972,366	1,347,855	1,373,339	1,023,826	859,296
Subordinated notes and debentures	366,141	366,103	366,065	366,027	365,989
Accrued interest and other liabilities	267,732	259,119	272,085	259,055	257,917

Total liabilities	23,919,186	24,278,770	24,602,797	24,243,545	24,191,699

Stockholders’ equity:
Common stock	1,252	1,251	1,262	1,273	1,270
Surplus	2,499,930	2,497,874	2,516,398	2,533,589	2,530,066
Undivided profits	1,329,681	1,330,810	1,308,654	1,275,720	1,255,586
Accumulated other comprehensive (loss) income	(404,375)	(544,380)	(469,988)	(470,681)	(517,560)

Total stockholders’ equity	3,426,488	3,285,555	3,356,326	3,339,901	3,269,362

Total liabilities and stockholders’ equity	$27,345,674	$27,564,325	$27,959,123	$27,583,446	$27,461,061

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$261,505	$255,901	$244,292	$227,498	$216,091
Interest bearing balances due from banks and federal funds sold	3,115	3,569	4,023	2,783	2,593
Investment securities	58,755	50,638	48,751	48,774	45,689
Mortgage loans held for sale	143	178	154	82	152
Other loans held for sale	-	-	-	-	59

TOTAL INTEREST INCOME	323,518	310,286	297,220	279,137	264,584

INTEREST EXPENSE
Time deposits	72,458	68,062	53,879	39,538	22,434
Other deposits	71,412	65,095	54,485	47,990	34,615
Federal funds purchased and securities sold under agreements to repurchase	232	277	318	323	449
Other borrowings	16,607	16,450	18,612	8,848	9,263
Subordinated notes and debentures	7,181	6,969	6,696	4,603	4,797

TOTAL INTEREST EXPENSE	167,890	156,853	133,990	101,302	71,558

NET INTEREST INCOME	155,628	153,433	163,230	177,835	193,026

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	11,225	20,222	5,061	10,916	26
Provision for credit losses on unfunded commitments	-	(11,300)	(5,000)	-	-
Provision for credit losses on investment securities - AFS	(1,196)	(1,200)	(1,326)	12,800	-
Provision for credit losses on investment securities - HTM	-	-	1,326	500	-

TOTAL PROVISION FOR CREDIT LOSSES	10,029	7,722	61	24,216	26

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	145,599	145,711	163,169	153,619	193,000

NONINTEREST INCOME
Service charges on deposit accounts	12,782	12,429	12,882	12,437	11,892
Debit and credit card fees	7,822	7,712	7,986	7,952	7,845
Wealth management fees	7,679	7,719	7,440	7,365	8,151
Mortgage lending income	1,603	2,157	2,403	1,570	1,139
Bank owned life insurance income	3,094	3,095	2,555	2,973	2,975
Other service charges and fees (includes insurance income)	2,346	2,232	2,262	2,282	2,023
Gain (loss) on sale of securities	(20,218)	-	(391)	-	(52)
Gain on insurance settlement	-	-	-	-	4,074
Other income	6,866	7,433	9,843	11,256	6,600

TOTAL NONINTEREST INCOME	21,974	42,777	44,980	45,835	44,647

NONINTEREST EXPENSE
Salaries and employee benefits	66,982	67,374	74,723	77,038	73,018
Occupancy expense, net	11,733	12,020	11,410	11,578	11,620
Furniture and equipment expense	5,445	5,117	5,128	5,051	5,392
Other real estate and foreclosure expense	189	228	289	186	350
Deposit insurance	15,220	4,672	5,201	4,893	3,680
Merger-related costs	-	5	19	1,396	35
Other operating expenses	48,570	42,582	42,926	43,086	48,480

TOTAL NONINTEREST EXPENSE	148,139	131,998	139,696	143,228	142,575

NET INCOME BEFORE INCOME TAXES	19,434	56,490	68,453	56,226	95,072
Provision for income taxes	(4,473)	9,243	10,139	10,637	11,812

NET INCOME	$23,907	$47,247	$58,314	$45,589	$83,260

BASIC EARNINGS PER SHARE	$0.19	$0.38	$0.46	$0.36	$0.66

DILUTED EARNINGS PER SHARE	$0.19	$0.37	$0.46	$0.36	$0.65

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,426,488	$3,285,555	$3,356,326	$3,339,901	$3,269,362
CECL transition provision (1)	61,746	61,746	61,746	61,746	92,619
Disallowed intangible assets, net of deferred tax	(1,398,810)	(1,402,682)	(1,406,500)	(1,410,141)	(1,412,667)
Unrealized loss (gain) on AFS securities	404,375	544,380	469,988	470,681	517,560

Total Tier 1 capital	2,493,799	2,488,999	2,481,560	2,462,187	2,466,874

Tier 2 capital
Subordinated notes and debentures	366,141	366,103	366,065	366,027	365,989
Subordinated debt phase out	(66,000)	(66,000)	(66,000)	-	-
Qualifying allowance for loan losses and reserve for unfunded commitments	170,977	165,490	169,409	173,077	115,627

Total Tier 2 capital	471,118	465,593	469,474	539,104	481,616

Total risk-based capital	$2,964,917	$2,954,592	$2,951,034	$3,001,291	$2,948,490

Risk weighted assets	$20,599,238	$20,703,669	$20,821,075	$20,748,605	$20,738,727

Adjusted average assets for leverage ratio	$26,552,988	$26,733,658	$26,896,289	$26,632,691	$26,407,061

Ratios at end of quarter
Equity to assets	12.53%	11.92%	12.00%	12.11%	11.91%
Tangible common equity to tangible assets (2)	7.69%	7.07%	7.22%	7.25%	7.00%
Common equity Tier 1 ratio (CET1)	12.11%	12.02%	11.92%	11.87%	11.90%
Tier 1 leverage ratio	9.39%	9.31%	9.23%	9.24%	9.34%
Tier 1 risk-based capital ratio	12.11%	12.02%	11.92%	11.87%	11.90%
Total risk-based capital ratio	14.39%	14.27%	14.17%	14.47%	14.22%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$453,121	$452,428	$451,737	$451,052	$448,012
Mortgage-backed securities	1,161,694	1,178,324	1,193,118	1,201,418	1,190,781
State and political subdivisions	1,856,674	1,857,652	1,859,022	1,859,970	1,860,992
Other securities	254,799	253,888	252,877	253,043	259,921

Total held-to-maturity (net of credit losses)	3,726,288	3,742,292	3,756,754	3,765,483	3,759,706

Available-for-Sale
U.S. Treasury	$2,254	$2,224	$2,209	$2,220	$2,197
U.S. Government agencies	72,502	172,759	176,564	181,843	184,279
Mortgage-backed securities	1,940,307	2,157,092	2,282,328	2,433,530	2,542,902
State and political subdivisions	902,793	790,344	885,505	895,896	871,074
Other securities	234,297	236,002	233,152	242,467	252,402

Total available-for-sale (net of credit losses)	3,152,153	3,358,421	3,579,758	3,755,956	3,852,854

Total investment securities (net of credit losses)	$6,878,441	$7,100,713	$7,336,512	$7,521,439	$7,612,560

Fair value - HTM investment securities	$3,135,370	$2,848,211	$3,094,958	$3,148,976	$3,063,233

Simmons First National Corporation	SFNC
Consolidated Loans

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$191,204	$191,550	$209,452	$188,590	$196,928
Other consumer	127,462	112,832	148,333	142,817	152,882

Total consumer	318,666	304,382	357,785	331,407	349,810
Real Estate:
Construction	3,144,220	3,022,321	2,930,586	2,777,122	2,566,649
Single-family residential	2,641,556	2,657,879	2,633,365	2,589,831	2,546,115
Other commercial real estate	7,552,410	7,565,008	7,546,130	7,520,964	7,468,498

Total real estate	13,338,186	13,245,208	13,110,081	12,887,917	12,581,262
Commercial:
Commercial	2,490,176	2,477,077	2,569,330	2,669,731	2,632,290
Agricultural	232,710	296,912	280,541	220,641	205,623

Total commercial	2,722,886	2,773,989	2,849,871	2,890,372	2,837,913
Other	465,932	448,309	515,916	445,402	373,139

Total loans	$16,845,670	$16,771,888	$16,833,653	$16,555,098	$16,142,124

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$218,547	$209,966	$206,557	$196,955	$197,589

Day 1 PCD allowance from acquisitions:
Spirit of Texas (04/08/2022)	-	-	-	-	4,523

Total Day 1 PCD allowance	-	-	-	-	4,523
Loans charged off:
Credit cards	1,500	1,318	1,409	1,076	1,035
Other consumer	767	633	666	456	439
Real estate	1,023	9,723	435	1,204	3,392
Commercial	3,105	1,219	1,225	413	5,389

Total loans charged off	6,395	12,893	3,735	3,149	10,255
Recoveries of loans previously charged off:
Credit cards	242	234	298	234	251
Other consumer	518	344	436	240	230
Real estate	785	429	878	294	4,117
Commercial	309	245	471	1,067	475

Total recoveries	1,854	1,252	2,083	1,835	5,073

Net loans charged off	4,541	11,641	1,652	1,314	5,182
Provision for credit losses on loans	11,225	20,222	5,061	10,916	25

Balance, end of quarter	$225,231	$218,547	$209,966	$206,557	$196,955

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$83,325	$81,135	$71,279	$63,218	$58,434
Loans past due 90 days or more	1,147	806	738	437	507

Total nonperforming loans	84,472	81,941	72,017	63,655	58,941

Other nonperforming assets:
Foreclosed assets and other real estate owned	4,073	3,809	3,909	2,721	2,887
Other nonperforming assets	1,726	1,417	1,013	5,012	644

Total other nonperforming assets	5,799	5,226	4,922	7,733	3,531

Total nonperforming assets	$90,271	$87,167	$76,939	$71,388	$62,472

Performing FDMs (modifications to borrowers experiencing financial difficulty)	$33,577	$33,723	$2,996	$2,183	$1,849

Ratios
Allowance for credit losses on loans to total loans	1.34%	1.30%	1.25%	1.25%	1.22%
Allowance for credit losses to nonperforming loans	267%	267%	292%	324%	334%
Nonperforming loans to total loans	0.50%	0.49%	0.43%	0.38%	0.37%
Nonperforming assets (including performing FDMs) to total assets	0.45%	0.44%	0.29%	0.27%	0.23%
Nonperforming assets to total assets	0.33%	0.32%	0.28%	0.26%	0.23%
Annualized net charge offs to average loans (QTD)	0.11%	0.28%	0.04%	0.03%	0.13%
Annualized net charge offs to average loans (YTD)	0.12%	0.12%	0.04%	0.03%	0.09%
Annualized net credit card charge offs to average credit card loans (QTD)	2.49%	2.19%	2.25%	1.69%	1.52%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Dec 2023			Three Months Ended Sep 2023			Three Months Ended Dec 2022
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$230,464	$3,115	5.36%	$331,444	$3,569	4.27%	$361,856	$2,593	2.84%
Investment securities - taxable	4,410,681	42,895	3.86%	4,638,486	34,734	2.97%	5,085,960	29,645	2.31%
Investment securities - non-taxable (FTE)	2,555,125	21,523	3.34%	2,617,152	21,563	3.27%	2,582,050	22,123	3.40%
Mortgage loans held for sale	7,644	143	7.42%	9,542	178	7.40%	8,601	152	7.01%
Other loans held for sale	-	-	0.00%	-	-	0.00%	1,704	59	13.74%
Loans - including fees (FTE)	16,793,211	262,353	6.20%	16,758,597	256,757	6.08%	15,929,957	216,782	5.40%

Total interest earning assets (FTE)	23,997,125	330,029	5.46%	24,355,221	316,801	5.16%	23,970,128	271,354	4.49%
Non-earning assets	3,373,686			3,239,390			3,210,447

Total assets	$27,370,811			$27,594,611			$27,180,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$10,730,701	$71,412	2.64%	$10,682,767	$65,095	2.42%	$11,859,322	$34,615	1.16%
Time deposits	6,509,663	72,458	4.42%	6,558,110	68,062	4.12%	4,212,271	22,434	2.11%

Total interest bearing deposits	17,240,364	143,870	3.31%	17,240,877	133,157	3.06%	16,071,593	57,049	1.41%
Federal funds purchased and securities sold under agreement to repurchase	65,871	232	1.40%	89,769	277	1.22%	178,948	449	1.00%
Other borrowings	1,212,501	16,607	5.43%	1,222,557	16,450	5.34%	923,189	9,263	3.98%
Subordinated notes and debentures	366,123	7,181	7.78%	366,085	6,969	7.55%	365,971	4,797	5.20%

Total interest bearing liabilities	18,884,859	167,890	3.53%	18,919,288	156,853	3.29%	17,539,701	71,558	1.62%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,864,274			5,032,631			6,161,732
Other liabilities	285,431			271,014			264,230

Total liabilities	24,034,564			24,222,933			23,965,663
Stockholders’ equity	3,336,247			3,371,678			3,214,912

Total liabilities and stockholders’ equity	$27,370,811			$27,594,611			$27,180,575

Net interest income (FTE)		$162,139			$159,948			$199,796

Net interest spread (FTE)			1.93%			1.87%			2.87%

Net interest margin (FTE)			2.68%			2.61%			3.31%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$23,907	$47,247	$58,314	$45,589	$83,260
Diluted earnings per share	0.19	0.37	0.46	0.36	0.65
Return on average assets	0.35%	0.68%	0.84%	0.67%	1.22%
Return on average common equity	2.84%	5.56%	6.96%	5.49%	10.27%
Return on tangible common equity (non-GAAP) (1)	5.61%	10.33%	12.85%	10.25%	19.29%
Net interest margin (FTE)	2.68%	2.61%	2.76%	3.09%	3.31%
Efficiency ratio (2)	80.46%	65.11%	65.18%	62.28%	58.33%
FTE adjustment	6,511	6,515	6,106	6,311	6,770
Average diluted shares outstanding	125,609,265	126,283,609	127,379,976	127,516,478	127,505,996
Shares repurchased under plan	-	1,128,962	1,128,087	-	-
Average price of shares repurchased	-	17.69	17.75	-	-
Cash dividends declared per common share	0.200	0.200	0.200	0.200	0.190
Accretable yield on acquired loans	1,762	2,146	2,267	2,579	4,473
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$50,215	$48,804	$61,354	$47,343	$81,131
Adjusted diluted earnings per share	0.40	0.39	0.48	0.37	0.64
Adjusted return on average assets	0.73%	0.70%	0.89%	0.70%	1.18%
Adjusted return on average common equity	5.97%	5.74%	7.33%	5.70%	10.01%
Adjusted return on tangible common equity	11.10%	10.64%	13.48%	10.62%	18.82%
Adjusted efficiency ratio (2)	62.91%	61.94%	61.29%	59.38%	56.97%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$175,057	$151,150	$103,903	$45,589	$256,412
Diluted earnings per share	1.38	1.19	0.82	0.36	2.06
Return on average assets	0.64%	0.73%	0.76%	0.67%	0.97%
Return on average common equity	5.21%	6.00%	6.23%	5.49%	7.87%
Return on tangible common equity (non-GAAP) (1)	9.76%	11.14%	11.55%	10.25%	14.33%
Net interest margin (FTE)	2.78%	2.82%	2.92%	3.09%	3.17%
Efficiency ratio (2)	67.75%	64.13%	63.68%	62.28%	62.14%
FTE adjustment	25,443	18,932	12,417	6,311	24,671
Average diluted shares outstanding	126,775,704	127,099,727	127,421,034	127,516,478	124,470,184
Cash dividends declared per common share	0.800	0.600	0.400	0.200	0.760
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$207,716	$157,501	$108,697	$47,343	$298,840
Adjusted diluted earnings per share	1.64	1.24	0.85	0.37	2.40
Adjusted return on average assets	0.75%	0.76%	0.79%	0.70%	1.13%
Adjusted return on average common equity	6.18%	6.25%	6.51%	5.70%	9.17%
Adjusted return on tangible common equity	11.46%	11.58%	12.06%	10.62%	16.60%
Adjusted efficiency ratio (2)	61.32%	60.81%	60.30%	59.38%	57.50%
END OF PERIOD
Book value per share	$27.37	$26.26	$26.59	$26.24	$25.73
Tangible book value per share	15.92	14.77	15.17	14.88	14.33
Shares outstanding	125,184,119	125,133,281	126,224,707	127,282,192	127,046,654
Full-time equivalent employees	3,007	3,005	3,066	3,189	3,236
Total number of financial centers	234	232	231	231	230

(1) Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$23,907	$47,247	$58,314	$45,589	$83,260
Certain items (non-GAAP)
Gain on insurance settlement	-	-	-	-	(4,074)
FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Merger related costs	-	5	19	1,396	35
Early retirement program	1,032	1,557	3,609	-	-
Loss (gain) on sale of securities	20,218	-	391	-	52
Branch right sizing (net)	3,846	547	95	979	1,104
Tax effect of certain items (1)	(9,309)	(552)	(1,074)	(621)	754

Certain items, net of tax	26,308	1,557	3,040	1,754	(2,129)

Adjusted earnings (non-GAAP)	$50,215	$48,804	$61,354	$47,343	$81,131

Diluted earnings per share	$0.19	$0.37	$0.46	$0.36	$0.65
Certain items (non-GAAP)
Gain on insurance settlement	-	-	-	-	(0.03)
FDIC Deposit Insurance special assessment	0.08	-	-	-	-
Merger related costs	-	-	-	0.01	-
Early retirement program	0.01	0.01	0.03	-	-
Loss (gain) on sale of securities	0.16	-	-	-	-
Branch right sizing (net)	0.03	0.01	-	0.01	0.01
Tax effect of certain items (1)	(0.07)	-	(0.01)	(0.01)	0.01

Certain items, net of tax	0.21	0.02	0.02	0.01	(0.01)

Adjusted diluted earnings per share (non-GAAP)	$0.40	$0.39	$0.48	$0.37	$0.64

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$21,974	$42,777	$44,980	$45,835	$44,647
Certain noninterest income items
Gain on insurance settlement	-	-	-	-	(4,074)
Loss (gain) on sale of securities	20,218	-	391	-	52
Branch right sizing income	-	-	-	-	-

Adjusted noninterest income (non-GAAP)	$42,192	$42,777	$45,371	$45,835	$40,625

Other income	$6,866	$7,433	$9,843	$11,256	$6,600
Certain other income items
Branch right sizing income	-	-	-	-	-

Adjusted other income (non-GAAP)	$6,866	$7,433	$9,843	$11,256	$6,600

Noninterest expense	$148,139	$131,998	$139,696	$143,228	$142,575
Certain noninterest expense items
Merger related costs	-	(5)	(19)	(1,396)	(35)
Early retirement program	(1,032)	(1,557)	(3,609)	-	-
FDIC Deposit Insurance special assessment	(10,521)	-	-	-	-
Branch right sizing expense	(3,846)	(547)	(95)	(979)	(1,104)

Adjusted noninterest expense (non-GAAP)	$132,740	$129,889	$135,973	$140,853	$141,436

Salaries and employee benefits	$66,982	$67,374	$74,723	$77,038	$73,018
Certain salaries and employee benefits items
Early retirement program	(1,032)	(1,557)	(3,609)	-	-
Other	2	-	-	-	-

Adjusted salaries and employee benefits (non-GAAP)	$65,952	$65,817	$71,114	$77,038	$73,018

Other operating expenses	$48,570	$42,582	$42,926	$43,086	$48,480
Certain other operating expenses items
Branch right sizing expense	(3,708)	(466)	53	(816)	(953)

Adjusted other operating expenses (non-GAAP)	$44,862	$42,116	$42,979	$42,270	$47,527

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$175,057	$151,150	$103,903	$45,589	$256,412
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Gain on insurance settlement	-	-	-	-	(4,074)
FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	1,738
Merger related costs	1,420	1,420	1,415	1,396	22,476
Early retirement program	6,198	5,166	3,609	-	-
Loss (gain) on sale of securities	20,609	391	391	-	278
Branch right sizing (net)	5,467	1,621	1,074	979	3,628
Day 2 CECL provision	-	-	-	-	33,779
Tax effect of certain items (1)	(11,556)	(2,247)	(1,695)	(621)	(15,012)

Certain items, net of tax	32,659	6,351	4,794	1,754	42,428

Adjusted earnings (non-GAAP)	$207,716	$157,501	$108,697	$47,343	$298,840

Diluted earnings per share	$1.38	$1.19	$0.82	$0.36	$2.06
Certain items (non-GAAP)
Gain on sale of intellectual property	-	-	-	-	(0.01)
Gain on insurance settlement	-	-	-	-	(0.03)
FDIC Deposit Insurance special assessment	0.08	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	0.01
Merger related costs	0.01	0.01	0.01	0.01	0.18
Early retirement program	0.05	0.04	0.03	-	-
Loss (gain) on sale of securities	0.17	-	-	-	-
Branch right sizing (net)	0.04	0.02	0.01	0.01	0.03
Day 2 CECL provision	-	-	-	-	0.28
Tax effect of certain items (1)	(0.09)	(0.02)	(0.02)	(0.01)	(0.12)

Certain items, net of tax	0.26	0.05	0.03	0.01	0.34

Adjusted diluted earnings per share (non-GAAP)	$1.64	$1.24	$0.85	$0.37	$2.40

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$155,566	$133,592	$90,815	$45,835	$170,066
Certain noninterest income items
Gain on insurance settlement	-	-	-	-	(4,074)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Loss (gain) on sale of securities	20,609	391	391	-	278
Branch right sizing income	-	-	-	-	153

Adjusted noninterest income (non-GAAP)	$176,175	$133,983	$91,206	$45,835	$166,038

Other income	$35,398	$28,532	$21,099	$11,256	$27,361
Certain other income items
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Branch right sizing income	-	-	-	-	153

Adjusted other income (non-GAAP)	$35,398	$28,532	$21,099	$11,256	$27,129

Noninterest expense	$563,061	$414,922	$282,924	$143,228	$566,748
Certain noninterest expense items
Merger related costs	(1,420)	(1,420)	(1,415)	(1,396)	(22,476)
Early retirement program	(6,198)	(5,166)	(3,609)	-	-
Donation to Simmons First Foundation	-	-	-	-	(1,738)
FDIC Deposit Insurance special assessment	(10,521)	-	-	-	-
Branch right sizing expense	(5,467)	(1,621)	(1,074)	(979)	(3,475)

Adjusted noninterest expense (non-GAAP)	$539,455	$406,715	$276,826	$140,853	$539,059

Salaries and employee benefits	$286,117	$219,135	$151,761	$77,038	$286,982
Certain salaries and employee benefits items
Early retirement program	(6,198)	(5,166)	(3,609)	-	-
Other	2	-	-	-	-

Adjusted salaries and employee benefits (non-GAAP)	$279,921	$213,969	$148,152	$77,038	$286,982

Merger related costs	$1,420	$1,420	$1,415	$1,396	$22,476
Adjustment for merger related costs	(1,420)	(1,420)	(1,415)	(1,396)	(22,476)

Adjusted merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$177,164	$128,594	$86,012	$43,086	$179,693
Certain other operating expenses items
Donation to Simmons First Foundation	-	-	-	-	(1,738)
Branch right sizing expense	(4,937)	(1,229)	(763)	(816)	(2,650)

Adjusted other operating expenses (non-GAAP)	$172,227	$127,365	$85,249	$42,270	$175,305

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders’ equity	$3,426,488	$3,285,555	$3,356,326	$3,339,901	$3,269,362
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,598)
Other intangible assets	(112,645)	(116,660)	(120,758)	(124,854)	(128,951)

Total intangibles	(1,433,444)	(1,437,459)	(1,441,557)	(1,445,653)	(1,448,549)

Tangible common stockholders’ equity	$1,993,044	$1,848,096	$1,914,769	$1,894,248	$1,820,813

Total assets	$27,345,674	$27,564,325	$27,959,123	$27,583,446	$27,461,061
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,598)
Other intangible assets	(112,645)	(116,660)	(120,758)	(124,854)	(128,951)

Total intangibles	(1,433,444)	(1,437,459)	(1,441,557)	(1,445,653)	(1,448,549)

Tangible assets	$25,912,230	$26,126,866	$26,517,566	$26,137,793	$26,012,512

Ratio of common equity to assets	12.53%	11.92%	12.00%	12.11%	11.91%

Ratio of tangible common equity to tangible assets	7.69%	7.07%	7.22%	7.25%	7.00%

Calculation of Tangible Book Value per Share

Total common stockholders’ equity	$3,426,488	$3,285,555	$3,356,326	$3,339,901	$3,269,362
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,598)
Other intangible assets	(112,645)	(116,660)	(120,758)	(124,854)	(128,951)

Total intangibles	(1,433,444)	(1,437,459)	(1,441,557)	(1,445,653)	(1,448,549)

Tangible common stockholders’ equity	$1,993,044	$1,848,096	$1,914,769	$1,894,248	$1,820,813

Shares of common stock outstanding	125,184,119	125,133,281	126,224,707	127,282,192	127,046,654

Book value per common share	$27.37	$26.26	$26.59	$26.24	$25.73

Tangible book value per common share	$15.92	$14.77	$15.17	$14.88	$14.33

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits

Uninsured deposits at Simmons Bank	$8,328,444	$8,143,200	$8,507,395	$8,978,581	$8,913,990
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,846,716	2,835,405	3,030,550	3,081,829	2,759,248
Less: Intercompany eliminations	728,480	676,840	674,552	628,592	529,042

Total uninsured, non-collateralized deposits	$4,753,248	$4,630,955	$4,802,293	$5,268,160	$5,625,700

FHLB borrowing availability	$5,401,000	$5,372,000	$5,345,000	$5,574,000	$5,442,000
Unpledged securities	3,817,000	4,124,000	3,877,000	3,000,000	3,180,000
Fed funds lines, Fed discount window and Bank Term Funding Program	1,998,000	1,951,000	1,874,000	2,206,000	1,982,000

Additional liquidity sources	$11,216,000	$11,447,000	$11,096,000	$10,780,000	$10,604,000

Uninsured, non-collateralized deposit coverage ratio	2.4	2.5	2.3	2.0	1.9

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$23,907	$47,247	$58,314	$45,589	$83,260
Certain items (non-GAAP)
Gain on insurance settlement	-	-	-	-	(4,074)
FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Merger related costs	-	5	19	1,396	35
Early retirement program	1,032	1,557	3,609	-	-
Loss (gain) on sale of securities	20,218	-	391	-	52
Branch right sizing (net)	3,846	547	95	979	1,104
Tax effect of certain items (2)	(9,309)	(552)	(1,074)	(621)	754

Adjusted earnings (non-GAAP)	$50,215	$48,804	$61,354	$47,343	$81,131

Average total assets	$27,370,811	$27,594,611	$27,766,139	$27,488,732	$27,180,575

Return on average assets	0.35%	0.68%	0.84%	0.67%	1.22%

Adjusted return on average assets (non-GAAP)	0.73%	0.70%	0.89%	0.70%	1.18%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$23,907	$47,247	$58,314	$45,589	$83,260
Amortization of intangibles, net of taxes	2,965	3,027	3,026	3,026	3,035

Total income available to common stockholders	$26,872	$50,274	$61,340	$48,615	$86,295

Certain items (non-GAAP)
Gain on insurance settlement	-	-	-	-	(4,074)
FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Merger related costs	-	5	19	1,396	35
Early retirement program	1,032	1,557	3,609	-	-
Loss (gain) on sale of securities	20,218	-	391	-	52
Branch right sizing (net)	3,846	547	95	979	1,104
Tax effect of certain items (2)	(9,309)	(552)	(1,074)	(621)	754

Adjusted earnings (non-GAAP)	50,215	48,804	61,354	47,343	81,131
Amortization of intangibles, net of taxes	2,965	3,027	3,026	3,026	3,035

Total adjusted earnings available to common stockholders (non-GAAP)	$53,180	$51,831	$64,380	$50,369	$84,166

Average common stockholders’ equity	$3,336,247	$3,371,678	$3,358,924	$3,370,651	$3,214,912
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,624)	(1,309,124)
Other intangibles	(114,861)	(119,125)	(123,173)	(127,394)	(131,229)

Total average intangibles	(1,435,660)	(1,439,924)	(1,443,972)	(1,447,018)	(1,440,353)

Average tangible common stockholders’ equity (non-GAAP)	$1,900,587	$1,931,754	$1,914,952	$1,923,633	$1,774,559

Return on average common equity	2.84%	5.56%	6.96%	5.49%	10.27%

Return on tangible common equity	5.61%	10.33%	12.85%	10.25%	19.29%

Adjusted return on average common equity (non-GAAP)	5.97%	5.74%	7.33%	5.70%	10.01%

Adjusted return on tangible common equity (non-GAAP)	11.10%	10.64%	13.48%	10.62%	18.82%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$148,139	$131,998	$139,696	$143,228	$142,575
Certain noninterest expense items (non-GAAP)
Merger related costs	-	(5)	(19)	(1,396)	(35)
Early retirement program	(1,032)	(1,557)	(3,609)	-	-
FDIC Deposit Insurance special assessment	(10,521)	-	-	-	-
Branch right sizing expense	(3,846)	(547)	(95)	(979)	(1,104)
Other real estate and foreclosure expense adjustment	(189)	(228)	(289)	(186)	(350)
Amortization of intangibles adjustment	(4,015)	(4,097)	(4,098)	(4,096)	(4,108)

Adjusted efficiency ratio numerator	$128,536	$125,564	$131,586	$136,571	$136,978
Net interest income	$155,628	$153,433	$163,230	$177,835	$193,026
Noninterest income	21,974	42,777	44,980	45,835	44,647
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,511	6,515	6,106	6,311	6,770

Efficiency ratio denominator	184,113	202,725	214,316	229,981	244,443
Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	-	-	-	(4,074)
(Gain) loss on sale of securities	20,218	-	391	-	52

Adjusted efficiency ratio denominator	$204,331	$202,725	$214,707	$229,981	$240,421

Efficiency ratio (1)	80.46%	65.11%	65.18%	62.28%	58.33%

Adjusted efficiency ratio (non-GAAP) (1)	62.91%	61.94%	61.29%	59.38%	56.97%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Calculation of Total Revenue and Adjusted Total Revenue

Net interest income	$155,628	$153,433	$163,230	$177,835	$193,026
Noninterest income	21,974	42,777	44,980	45,835	44,647

Total revenue	177,602	196,210	208,210	223,670	237,673
Certain items, pre-tax (non-GAAP)
Less: Gain on insurance settlement	-	-	-	-	4,074
Less: Gain (loss) on sale of securities	(20,218)	-	(391)	-	(52)

Adjusted total revenue	$197,820	$196,210	$208,601	$223,670	$233,651

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$155,628	$153,433	$163,230	$177,835	$193,026
Noninterest income	21,974	42,777	44,980	45,835	44,647

Total revenue	177,602	196,210	208,210	223,670	237,673
Less: Noninterest expense	148,139	131,998	139,696	143,228	142,575

Pre-Provision Net Revenue (PPNR)	$29,463	$64,212	$68,514	$80,442	$95,098

Calculation of Adjusted Pre-Provision Net Revenue

Pre-Provision Net Revenue (PPNR)	$29,463	$64,212	$68,514	$80,442	$95,098
Certain items, pre-tax (non-GAAP)
Less: Gain on insurance settlement	-	-	-	-	(4,074)
Plus: Loss (gain) on sale of securities	20,218	-	391	-	52
Plus: FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Plus: Merger related costs	-	5	19	1,396	35
Plus: Early retirement program costs	1,032	1,557	3,609	-	-
Plus: Branch right sizing costs (net)	3,846	547	95	979	1,104

Adjusted Pre-Provision Net Revenue	$65,080	$66,321	$72,628	$82,817	$92,215

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Year-to-Date

For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2023	2023	2023	2023	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets
Net income	$175,057	$151,150	$103,903	$45,589	$256,412
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Gain on insurance settlement	-	-	-	-	(4,074)
FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	1,738
Merger related costs	1,420	1,420	1,415	1,396	22,476
Early retirement program	6,198	5,166	3,609	-	-
Loss (gain) on sale of securities	20,609	391	391	-	278
Branch right sizing (net)	5,467	1,621	1,074	979	3,628
Day 2 CECL provision	-	-	-	-	33,779
Tax effect of certain items (2)	(11,556)	(2,247)	(1,695)	(621)	(15,012)

Adjusted earnings (non-GAAP)	$207,716	$157,501	$108,697	$47,343	$298,840

Average total assets	$27,554,859	$27,616,882	$27,628,202	$27,488,732	$26,418,838

Return on average assets	0.64%	0.73%	0.76%	0.67%	0.97%

Adjusted return on average assets (non-GAAP)	0.75%	0.76%	0.79%	0.70%	1.13%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$175,057	$151,150	$103,903	$45,589	$256,412
Amortization of intangibles, net of taxes	12,044	9,079	6,052	3,026	11,756

Total income available to common stockholders	$187,101	$160,229	$109,955	$48,615	$268,168

Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	$-	$-	$-	$-	$365
Gain on sale of intellectual property	-	-	-	-	(750)
Gain on insurance settlement	-	-	-	-	(4,074)
FDIC Deposit Insurance special assessment	10,521	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	1,738
Merger related costs	1,420	1,420	1,415	1,396	22,476
Early retirement program	6,198	5,166	3,609	-	-
Loss (gain) on sale of securities	20,609	391	391	-	278
Branch right sizing (net)	5,467	1,621	1,074	979	3,628
Day 2 CECL provision	-	-	-	-	33,779
Tax effect of certain items (2)	(11,556)	(2,247)	(1,695)	(621)	(15,012)

Adjusted earnings (non-GAAP)	207,716	157,501	108,697	47,343	298,840
Amortization of intangibles, net of taxes	12,044	9,079	6,052	3,026	11,756

Total adjusted earnings available to common stockholders (non-GAAP)	$219,760	$166,580	$114,749	$50,369	$310,596

Average common stockholders’ equity	$3,359,312	$3,367,088	$3,364,755	$3,370,651	$3,259,664
Average intangible assets:
Goodwill	(1,320,510)	(1,320,412)	(1,320,215)	(1,319,624)	(1,266,762)
Other intangibles	(121,098)	(123,200)	(125,272)	(127,394)	(121,622)

Total average intangibles	(1,441,608)	(1,443,612)	(1,445,487)	(1,447,018)	(1,388,384)

Average tangible common stockholders’ equity (non-GAAP)	$1,917,704	$1,923,476	$1,919,268	$1,923,633	$1,871,280

Return on average common equity	5.21%	6.00%	6.23%	5.49%	7.87%

Return on tangible common equity	9.76%	11.14%	11.55%	10.25%	14.33%

Adjusted return on average common equity (non-GAAP)	6.18%	6.25%	6.51%	5.70%	9.17%

Adjusted return on tangible common equity (non-GAAP)	11.46%	11.58%	12.06%	10.62%	16.60%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$563,061	$414,922	$282,924	$143,228	$566,748
Certain noninterest expense items (non-GAAP)
Merger related costs	(1,420)	(1,420)	(1,415)	(1,396)	(22,476)
Early retirement program	(6,198)	(5,166)	(3,609)	-	-
FDIC Deposit Insurance special assessment	(10,521)	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	(1,738)
Branch right sizing expense	(5,467)	(1,621)	(1,074)	(979)	(3,475)
Other real estate and foreclosure expense adjustment	(892)	(703)	(475)	(186)	(1,003)
Amortization of intangibles adjustment	(16,306)	(12,291)	(8,194)	(4,096)	(15,915)

Adjusted efficiency ratio numerator	$522,257	$393,721	$268,157	$136,571	$522,141

Net interest income	$650,126	$494,498	$341,065	$177,835	$717,316
Noninterest income	155,566	133,592	90,815	45,835	170,066
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	25,443	18,932	12,417	6,311	24,671

Efficiency ratio denominator	831,135	647,022	444,297	229,981	912,053
Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	-	-	-	(4,074)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Branch right sizing income	-	-	-	-	153
(Gain) loss on sale of securities	20,609	391	391	-	278

Adjusted efficiency ratio denominator	$851,744	$647,413	$444,688	$229,981	$908,025

Efficiency ratio (1)	67.75%	64.13%	63.68%	62.28%	62.14%

Adjusted efficiency ratio (non-GAAP) (1)	61.32%	60.81%	60.30%	59.38%	57.50%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.